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                                                                    Exhibit 5.01

           [Letterhead of Dornbush Mensch Mandelstam & Schaeffer, LLP]


                                December 7, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Benihana Inc.; Registration
             Statement on Form S-2

Gentlemen:


       We have been requested by Benihana Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") relating to the sale of a maximum of 137,500 shares of the Company's Class A Common Stock, par value $.10 per share (the "Shares"), by the Company to the public. The maximum of 137,500 Shares includes Shares which may be sold to cover over-allotments, if any.

       In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company, each as amended to date, copies of the records of corporate proceedings of the Company and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

       Based upon and subject to the foregoing, we are of the opinion that the 137,500 Shares proposed to be sold by the Company, when issued, sold and paid for pursuant to and in the manner contemplated by the Registration Statement, will be validly authorized, legally issued, fully paid and non-assessable Shares.

       We render no opinion as to the laws of any jurisdiction other than the internal corporate law of the State of Delaware.


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Securities and Exchange Commission
December 7, 2001
Page 2


       We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus incorporated by reference in the Registration Statement.

                                          Very truly yours,

                                          DORNBUSH MENSCH MANDELSTAM
                                          & SCHAEFFER, LLP

                                          By:
                                             ----------------------------------
                                             Herschel S. Weinstein, Partner